CHANGING THE WAY YOU GET PAID…not the way you practice

FOR IMMEDIATE RELEASE

MDWERKS ENTERS INTO CLAIMS PURCHASE AGREEMENT WITH CALIFORNIA BASED PHARMACEUTICAL COMPANY

DEERFIELD BEACH, Fla. - March 11, 2008 -- MDwerks, Inc. (OTCBB: MDWK), a provider of innovative web-based, electronic claims management and funding solutions for healthcare professionals, announced today its wholly owned subsidiary, Xeni Financial Services, Corp. has entered into a three-year Claims Purchase Agreement with a large California based processor of medical compound prescriptions. Under the Agreement, Xeni Financial Services, Corp. will purchase certain qualified workers compensation prescription claims submitted by the processor to various medical and California State and Local payers at a discounted value, for expected collection of the full claim value by Xeni Financial Services, Corp.

In connection with the Agreement, MDwerks, Inc., through its subsidiaries, will use its electronic claims management and funding solutions to analyze, estimate the value, purchase and monitor collections for these claims. The customer has agreed to offer a monthly target of $1.5 million in expected collections for purchase by Xeni Financial Services, Corp.

In consideration of the assistance of Medical Solutions Management, Inc. in procuring the Agreement for MDwerks, Inc. and for terminating an existing claims purchasing agreement with the customer, MDwerks, Inc. has agreed in principal to issue two million shares of common stock to Medical Solutions Management, Inc. The issuance of such shares is subject to the entry into a definitive agreement by and between MDwerks, Inc. and Medical Solutions Management, Inc. and it is also subject to the closing of an additional round of financing of MDwerks, Inc.

"This Claims Purchase Agreement is a breakthrough event for our Company and is expected to produce significant new revenue while providing enhanced cash flow for our customer’s business growth. We are pleased to be offering the benefits of our technology and financing services for this pharmaceutical client and expect to start recognizing revenue from this agreement during the second quarter of 2008,” said Howard Katz, CEO, MDwerks, Inc.

About MDwerks, Inc.

MDwerks, Inc., (OTCBB: MDWK), based in Deerfield Beach, Florida, provides healthcare professionals with automated electronic insurance claims management solutions and advance funding of medical claims.

MDwerksTM solutions comprise an innovative web-based, HIPAA-compliant system of comprehensive administrative and financial services designed for physician practices of all sizes and specialties whether in a single or multi-location operation. Financial lenders, healthcare payers and other related businesses also benefit from MDwerks' solutions. For more information about the Company, please visit www.mdwerks.com.

MDwerks, Inc. March 11, 2008	Page 2

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of MDwerks' Securities and Exchange Commission filings available at http://www.sec.gov.

CONTACT:	-or-	INVESTOR RELATIONS COUNSEL:
MDwerks, Inc., Deerfield Beach, Florida		The Equity Group Inc., New York, NY
Vincent Colangelo		Adam Prior
Chief Financial Officer		(212) 836-9606
954-389-8300		aprior@equityny.com
management@mdwerks.com		www.theequitygroup.com

The Equity Group Inc., New York, NY
Ethan Guttenplan
(212) 836-9605
eguttenplan@equityny.com
www.theequitygroup.com